                                                                    EXHIBIT 99.3





OPEN JOINT STOCK COMPANY COMINCOM
US GAAP CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2002 AND 2001

CONTENTS                                                                        PAGE
Report of Independent Auditors

Consolidated Statements of Income                                                  1

Consolidated Balance Sheets                                                        2

Consolidated Statements of Cash Flows                                              3

Consolidated Statements of Changes in Shareholders' Equity                         4

Notes to the Consolidated Financial Statements                                   5-15

                      (PRICEWATERHOUSECOOPERS LETTERHEAD)


                         REPORT OF INDEPENDENT AUDITORS


TO THE SHAREHOLDERS AND BOARD OF DIRECTORS OF OJSC COMINCOM


We have audited the accompanying consolidated balance sheets of OJSC Comincom and its subsidiaries (hereafter referred to as "the Group") as of December 31, 2002 and December 31, 2001 and the related statements of income, of cash flows and of changes in shareholders' equity for the years then ended. These consolidated financial statements are the responsibility of the Group's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Group as of December 31, 2002 and December 31, 2001, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.



/s/ PRICEWATERHOUSECOOPERS

July 31, 2003
Moscow, Russia

--------------------------------------------------------------------------------

OPEN JOINT STOCK COMPANY COMINCOM
CONSOLIDATED STATEMENTS OF INCOME                                (CIC GRAPHIC)
(IN THOUSANDS ON US$)

--------------------------------------------------------------------------------




                                                                              FOR THE YEAR ENDED  FOR THE YEAR ENDED
                                                                                    31 DECEMBER,        31 DECEMBER,
                                                                   NOTES                    2002                2001
                                                               -------------  ------------------  ------------------
REVENUE                                                                   11              84,550              63,307
                                                                                ----------------    ----------------
Interconnect fees and channel rentals - third party                                      (22,585)            (16,231)
Interconnect fees and channel rentals - related party                                     (1,451)               (193)
Wages, salaries, other benefits and payroll taxes                                        (14,825)            (12,631)
Materials, repairs and maintenance, utilities                                             (2,639)             (1,492)
Selling, general and administrative expenses - third party                               (10,879)             (9,328)
Selling, general and administrative expenses - related party                                (552)               (600)
Taxes other than on income                                                                (1,963)             (1,200)
Depreciation and amortisation                                                             (9,820)             (8,613)
Cost of equipment for resale                                                              (2,203)               (942)
Loss on disposal of property, plant and equipment                                           (728)               (614)
Other expenses                                                                            (1,492)             (2,432)
                                                                                ----------------    ----------------
OPERATING INCOME                                                                          15,413               9,031
                                                                                ----------------    ----------------

Financing costs                                                           13                 328              (2,197)
Net foreign exchange gain                                                                    513               1,034
                                                                                ----------------    ----------------
INCOME BEFORE INCOME TAXES AND MINORITY INTERESTS                                         16,254               7,868
                                                                                ----------------    ----------------

INCOME TAXES
Current tax expense                                                                       (4,608)             (3,745)
Deferred tax charge                                                                       (1,109)               (307)
                                                                                ----------------    ----------------
TOTAL INCOME TAX EXPENSE                                                  12              (5,717)             (4,052)
                                                                                ----------------    ----------------

INCOME BEFORE MINORITY INTERESTS                                                          10,537               3,816
                                                                                ----------------    ----------------
Minority interests                                                                          (316)               (460)
                                                                                ----------------    ----------------
NET INCOME                                                                                10,221               3,356
                                                                                ================    ================


              The accompanying notes are an integral part of these
                       consolidated financial statements.

--------------------------------------------------------------------------------

OPEN JOINT STOCK COMPANY COMINCOM
CONSOLIDATED BALANCE SHEETS                                      (CIC GRAPHIC)
(IN THOUSANDS OF US$)

--------------------------------------------------------------------------------

                                                                               NOTES         DECEMBER 31,      DECEMBER 31,
                                                                                                     2002              2001
                                                                               -----         ------------      ------------
ASSETS

CURRENT ASSETS
Cash and cash equivalents                                                         4                 1,915             3,926
Trade accounts receivable - third parties, net of provision of $3 145
(December 31, 2001: $2 597)                                                                        15,013            10,212
Trade accounts receivable - related parties                                                           576                63
Advances paid                                                                                       1,038             1,158
Taxes and other receivables                                                       5                 5,771             4,358
Inventories                                                                                         1,926             1,743
Prepaid expenses and other current assets                                                             792               496
Deferred costs                                                                                        316               316
Deferred income taxes                                                                               1,246             1,757
                                                                                             ------------      ------------
TOTAL CURRENT ASSETS                                                                               28,593            24,029
                                                                                             ------------      ------------
Property, plant and equipment, net                                                6                88,433            69,091
Goodwill and intangible assets, net                                               7                 7,966             6,410
Deferred costs                                                                                        732               230
Advances to suppliers of equipment                                                                  2,682             3,456
                                                                                             ------------      ------------
TOTAL ASSETS                                                                                      128,406           103,216
                                                                                             ------------      ------------

LIABILITIES, SHAREHOLDERS' EQUITY AND MINORITY INTERESTS

CURRENT LIABILITIES
Short-term borrowings                                                             10                4,479             7,003
Accounts payable, trade - third parties                                                            12,461             8,880
Accounts payable, trade - related parties                                                           1,757               155
Accrued liabilities                                                                                 1,433               982
Income and other taxes                                                                              1,547               524
Advances received and other current liabilities                                                     5,314             4,936
Deferred revenue                                                                                    2,160             1,357
                                                                                             ------------      ------------
TOTAL CURRENT LIABILITIES                                                                          29,151            23,837
                                                                                             ------------      ------------
Long-term borrowings                                                              10                3,883             2,703
Deferred revenue                                                                                    4,772             2,690
Deferred income taxes                                                                                 759               162
                                                                                             ------------      ------------
TOTAL LIABILITIES                                                                                  38,565            29,392
                                                                                             ------------      ------------
MINORITY INTERESTS                                                                                     --                --
                                                                                             ------------      ------------
COMMITMENTS AND CONTINGENCIES                                                     16                   --                --
                                                                                             ------------      ------------

SHAREHOLDERS' EQUITY
Share capital                                                                     8                   202               202
Additional paid-in capital                                                                         53,653            53,653
Receivables from shareholders                                                                           -            (7,000)
Retained earnings                                                                                  35,986            26,969
                                                                                             ------------      ------------
TOTAL SHAREHOLDERS' EQUITY                                                                         89,841            73,824
                                                                                             ------------      ------------
TOTAL LIABILITIES, SHAREHOLDERS' EQUITY AND MINORITY INTERESTS                                    128,406           103,216
                                                                                             ============      ============



              The accompanying notes are an integral part of these
                       consolidated financial statements.

--------------------------------------------------------------------------------

OPEN JOINT STOCK COMPANY COMINCOM
CONSOLIDATED STATEMENTS OF CASH FLOWS                            (CIC GRAPHIC)
(IN THOUSANDS OF US$)

--------------------------------------------------------------------------------

                                                                      NOTES        FOR THE YEAR ENDED   FOR THE YEAR ENDED
                                                                                          DECEMBER 31,        DECEMBER 31,
                                                                                                  2002                2001
                                                                      -----         ------------------  ------------------
CASH GENERATED BY OPERATING ACTIVITIES                                   14                     24,070              11,303
                                                                                    ==================  ==================

INVESTING ACTIVITIES
Capital expenditures                                                                           (30,672)            (29,141)
Increase (reduction) in long term investments                                                       --                  64
Distribution of profits of joint venture                                                          (316)               (422)
                                                                                    ------------------  ------------------
NET CASH USED FOR INVESTING ACTIVITIES                                                         (30,988)            (29,499)
                                                                                    ------------------  ------------------

FINANCING ACTIVITIES
Payments on capital lease                                                                       (1,987)             (1,074)
Loans received                                                                                   2,400                  --
Repayment of loans                                                                              (2,457)             (4,084)
Amounts received from shareholder companies                                                      7,000              23,240
                                                                                    ------------------  ------------------
NET CASH USED FOR FINANCING ACTIVITIES                                                           4,956              18,082
                                                                                    ------------------  ------------------

Effect of exchange rate changes on cash and cash equivalents                                       (49)                (28)
                                                                                    ------------------  ------------------
NET CHANGE IN CASH AND CASH EQUIVALENTS                                                         (2,011)               (142)
                                                                                    ------------------  ------------------
CASH AND CASH EQUIVALENTS AT DECEMBER 31, 2001 / 2000                     4                      3,926               4,068
                                                                                    ------------------  ------------------
CASH AND CASH EQUIVALENTS AT DECEMBER 31, 2002 / 2001                     4                      1,915               3,926
                                                                                    ==================  ==================

 SUPPLEMENTAL CASH FLOW INFORMATION:
 Interest paid                                                                                   1,306               2,140
 Income taxes paid                                                                               4,781               4,589

The following non-cash transactions were excluded from investing and financing activities:

                                                                                    FOR THE YEAR ENDED   FOR THE YEAR ENDED
                                                                                     DECEMBER 31, 2002    DECEMBER 31, 2001
                                                                                    ------------------   ------------------
NON-CASH FINANCING ACTIVITIES
Contribution from shareholders (receipt of Combellga shares)                                        --               18,860
                                                                                    ------------------   ------------------
TOTAL NON-CASH FINANCING ACTIVITIES                                                                 --               18,860
                                                                                    ==================   ==================


In 2001 Comincom received 31% of Combellga shares from Telenor, its principle shareholder, in settlement for new issued shares (see also Note 3 "Acquisitions and shareholder contributions" for additional information).






              The accompanying notes are an integral part of these
                       consolidated financial statements.

--------------------------------------------------------------------------------

OPEN JOINT STOCK COMPANY COMINCOM
CONSOLIDATED STATEMENTS OF CHANGES                                (CIC GRAPHIC)
IN SHAREHOLDERS' EQUITY
(IN THOUSANDS OF US$)

--------------------------------------------------------------------------------


                                                                                                                TOTAL
                                                RECEIVABLES FROM        ADDITIONAL         RETAINED     SHAREHOLDERS'
                                 SHARE CAPITAL      SHAREHOLDERS   PAID-IN CAPITAL         EARNINGS            EQUITY
                                 -------------- ----------------   ---------------   --------------    --------------
BALANCE AT DECEMBER 31, 2000                200                                              23,613            23,813
                                 --------------                                      --------------    --------------

Comprehensive 2001 income                    --               --                --               --                --
   Net income                                --               --                --            3,356             3,356
Comprehensive income                         --               --                --               --                --
Share issue                                   2           (7,000)           53,653               --            46,655
                                 --------------   --------------    --------------   --------------    --------------
BALANCE AT DECEMBER 31, 2001                202           (7,000)           53,653           26,969            73,824
                                 --------------   --------------    --------------   --------------    --------------

Comprehensive 2002 income                    --               --                --               --                --
   Net income                                --               --                --           10,221            10,221
Comprehensive income                         --               --                --               --                --
Share issue                                  --            7,000                --               --             7,000
Dividends                                    --               --                --           (1,204)           (1,204)
                                 --------------   --------------    --------------   --------------    --------------
BALANCE AT DECEMBER 31, 2002                202               --            53,653           35,986            89,841
                                 ==============   ==============    ==============   ==============    ==============



              The accompanying notes are an integral part of these
                       consolidated financial statements.

-------------------------------------------------------------------------------

OPEN JOINT STOCK COMPANY COMINCOM
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS                   (CIC GRAPHIC)
(IN THOUSANDS OF US$)

--------------------------------------------------------------------------------


NOTE 1: NATURE OF OPERATIONS AND BASIS OF PRESENTATION

Open Joint Stock Company Comincom (hereinafter "the Company") was formed in 1990 as a commercial enterprise and was incorporated in 1992 as a joint stock company under the laws of the Russian Federation. The Company is owned and controlled by the Telenor Group.

The principal activities of the Company and its subsidiaries (collectively "the Group") are the provision of telecommunications services and the sale of telecommunications equipment to companies and individuals located in the Russian Federation. Telecommunications services mainly include international and domestic long distance calls, connection fees, Internet and data transfer. The Group owns several switches and channels and also rents channels from other telecom operators (both Russian and foreign).


The subsidiary undertakings included in the consolidated financial statements are Open Joint Stock Company Combellga ("Combellga"), Closed Joint Stock Company Comincom-Chernozemie and the joint venture between Combellga and Comstar, another local telecommunication operator. This joint venture has been set up by the participants to provide telecommunication services in Park Place business centre and its day-to-day operations are managed and controlled by Combellga and, therefore, this joint venture is consolidated.

Combellga is a telecommunication company incorporated in the Russian Federation. Combellga was initially formed by Comincom and other shareholders in 1991 and as at 1 January 2001 Combellga was 69% owned by Comincom. In April 2001 Comincom acquired the remaining 31% of the ordinary shares of Combellga and, as a consequence, now holds 100 % of the issued voting shares of Combellga at 31 December 2001 and 31 December 2002 (see also note 3 "Acquisitions and shareholder contributions").


NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

USE OF ESTIMATES. The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual outcomes could differ from those estimates.

PRINCIPLES OF CONSOLIDATION. The consolidated financial statements of the Group are based on the financial statements of the entities presented in Note 1 "Nature of operations and basis of presentation".

Subsidiary undertakings, which are those entities in which has an interest of more than one half of the voting rights, or otherwise has power to exercise control over the operations, are consolidated. Subsidiaries are consolidated from the date on which control is transferred to and are no longer consolidated from the date that control ceases. All intercompany transactions and balances between group companies are eliminated.

FOREIGN CURRENCY AND TRANSLATION METHODOLOGY. The Russian economy is hyperinflationary. The US$ is the reporting and the functional currency for the purpose of these financial statements. Accordingly, transactions not already measured in US$ have been remeasured into US$ in accordance with the relevant provisions of Statement of Financial Accounting Standards ("SFAS") No. 52, "Foreign Currency Translation".

Monetary assets and liabilities of Group entities operating in Russia have been translated at the rate prevailing at the balance sheet date. Non-monetary assets and liabilities have been translated at historic rates. Prior to 1992, the Government of the Russian Federation set the official exchange rate for the rouble, and consequently both exchange rates and inflation rates for those periods may differ from rates that might have existed under free market conditions. However, the Group believes that these rates give the best estimate of the historic cost of property, plant and equipment.

-------------------------------------------------------------------------------

OPEN JOINT STOCK COMPANY COMINCOM
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS                   (CIC GRAPHIC)
(IN THOUSANDS OF US$)

--------------------------------------------------------------------------------


NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Revenues, expenses and cash flows have been translated at the average exchange rates. Translation gains and losses from the remeasurement of assets and liabilities that are not denominated in US$ are credited or charged to the consolidated statement of income.

Exchange restrictions and controls exist relating to converting the rouble into other currencies. At present, the rouble is not convertible outside of Russia and, further, consolidated entities are required to convert 50% of their hard currency earnings into roubles. Future movements in the exchange rates between the rouble and the US$ will affect the carrying value of 's rouble denominated monetary assets and liabilities. Such movements may also affect 's ability to realise non-monetary assets represented in US$ in these consolidated financial statements. Accordingly, any translation of local currencies to US$ should not be construed as a representation that such amounts have been, could be, or will in the future be converted into US$ at the exchange rate shown or at any other exchange rate.

Starting 1 January 2003 Russian economy ceased to be hyperinflationary.

The official rate of exchange, as determined by the Central Bank of the Russian Federation, between the Russian Rouble and the US Dollar at December 31, 2002 was 31.78 for US$ 1 (30.14 at December 31, 2001).

REVENUE RECOGNITION. Revenue is primarily derived from the sale of voice and data transfer services to customers and is recognized in the period the related services are provided.

Traffic. Traffic revenue is recorded in the period when the service is provided determined based on the current tariffs and the service utilised.

Sales of equipment. The revenue from sales of equipment is recognised when the ownership is transferred to the customers. This equipment mainly represents switches to be installed in the customers' premises that will be used for traffic transmission. When a contract with a customer terminated, the equipment remains with the customer.

Connection fees. Under SAB 101 connection fees and incremental costs deferred over the estimated customer relationship period.

All revenue figures are recorded net of VAT.

ACCOUNTS RECEIVABLE. Accounts receivable are presented at net realisable value net of any provision for bad and doubtful debts.

CASH AND CASH EQUIVALENTS. Cash and cash equivalents consist of cash on hand and balances with banks net of bank overdrafts.

INVENTORY VALUATION. Inventories, which include spare parts and ancillary equipment, are valued at the lower of cost as determined by the weighted average method and net realisable value.

PENSIONS. The Group, in the normal course of business, makes payments to the pension fund, medical insurance, employment fund and social insurance of the Russian Federation on behalf of its employees. These payments are expensed when incurred and included within personnel costs.

PROPERTY, PLANT AND EQUIPMENT. Property, plant and equipment is recorded at cost. Depreciation is recorded principally on the straight-line method at rates based on the estimated useful lives of the assets, which are as follows:

                       Machinery and equipment                                          5-10
                       Networks                                                        10-15
                       Switches and radio installations                                10-20
                       Other                                                             4-5

-------------------------------------------------------------------------------

OPEN JOINT STOCK COMPANY COMINCOM
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS                   (CIC GRAPHIC)
(IN THOUSANDS OF US$)

--------------------------------------------------------------------------------




NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

In accordance with Statement of Financial Accounting Standards No. 144, "Accounting for the Impairment or disposal of Long-Lived Assets" ("SFAS 144"), property, plant and equipment held and used by the Group are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of any assets may not be recoverable. For the purposes of evaluating the recoverability of property, plant and equipment, the recoverability test is performed using undiscounted net cash flows for property, plant and equipment.

Profits or losses from the sale of assets are included in operating income. Capital improvements, renewals and repairs that extend the life of an asset are capitalised, other repairs and maintenance are expensed as incurred.

LEASED ASSETS. Leases on equipment where the Group substantially assumes the risks and rewards of ownership are classified as capital leases in accordance with Statement of Financial Accounting Standards No 13, "Accounting for leases" ("SFAS 13"). Capital leases are booked at the present value of the minimum lease payments. Value added taxes to be offset from the budget are recognized as part of other current assets. The corresponding lease obligations net of finance charges are classified as current and non-current capital lease obligations, depending upon the period in which the amounts are due. Rental payments are apportioned between finance charges and reduction of the outstanding liability. The finance charge is allocated to periods during the lease term so as to produce a constant periodic rate of interest on the remaining balance of the liability for each period.

Leased assets are depreciated on a straight-line basis over the estimated economic useful life of the assets (or the lease term, if less) in the same manner as other fixed assets of the same class.

Where does not assume the risks and rewards of ownership, the rental expense is recognized as a period charge in the statement of operations.

GOODWILL AND INTANGIBLE ASSETS. Goodwill represents the excess of acquisition costs over the fair value of the net assets of acquired businesses, and was amortized on a straight-line basis over its estimated useful life, ten years until December 31, 2001. Intangible assets consists principally of numbering capacity and the subscriber base, which are amortised over 10 and 7 years respectively. Effective 1 January 2002 the Group adopted SFAS No. 142 "Goodwill and Other Intangible Assets" and ceased amortising goodwill as of that date. The management has completed the transitional goodwill test and concluded that no provision for impairment is required.

FINANCIAL INSTRUMENTS. The fair value of financial instruments (cash and cash equivalents, advances, accounts receivable and accounts payable) is determined with reference to various market information and other valuation methods as considered appropriate.

VALUE ADDED TAXES. In the consolidated balance sheets and the consolidated statements of cash flows, transactions and balances are presented inclusive of the associated Value Added Tax ("VAT") applicable under the legislation of the relevant jurisdiction in which the transaction occurred. These taxes are excluded from the consolidated statements of income since the payment and collection of VAT generally has no effect on the results of operations.

INCOME TAXES. Deferred income tax assets and liabilities are recognised for the future tax consequences attributable to differences between the consolidated financial statements' carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates in the years in which these temporary differences are expected to reverse. Valuation allowances are provided against deferred tax assets that are not expected to be realised.

RECENTLY ISSUED ACCOUNTING STANDARDS. In June 2002, the FASB issued SFAS No. 146, "Accounting for Costs Associated with Exit or Disposal Activities." SFAS No. 146 nullifies Emerging Issues Task Force (EITF) Issue No. 94-3, "Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity," under which a liability for an exit cost was recognized at the date of an entity's commitment to an exit plan. SFAS No. 146 requires that a liability for a cost associated with an exit or disposal activity be recognized at fair value when the liability is incurred. The provisions of this statement are effective for exit or disposal activities that are initiated after 31 December 2002.

-------------------------------------------------------------------------------

OPEN JOINT STOCK COMPANY COMINCOM
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS                   (CIC GRAPHIC)
(IN THOUSANDS OF US$)

--------------------------------------------------------------------------------

NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

In December 2002, the Financial Accounting Standards Board issued SFAS No. 148 "Accounting for Stock-Based Compensation - Transition and Disclosure an amendment of FASB Statement No. 123". This Statement amends FASB Statement No. 123, "Accounting for Stock-Based Compensation", to provide alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. In addition, this Statement amends the disclosure requirements of Statement 123 to require prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results. The Group believes that the adoption of this standard will have no material impact on its consolidated financial statements.

In January 2003, the Financial Accounting Standards Board issued Interpretation No. 46 (FIN 46), "Consolidation of Variable Interest Entities" FIN 46 addresses consolidation and disclosure by business enterprises of variable interest entities. The Group believes that the adoption of this standard will have no material impact on its consolidated financial statements.

In April 2003, the Financial Accounting Standards Board issued SFAS No. 149 "Amendment of Statement 133 on Derivative Instruments and Hedging Activities". This Statement amends and clarifies financial accounting and reporting for derivative instruments, including certain derivative instruments embedded in other contracts (collectively referred to as derivatives) and for hedging activities under FASB Statement No. 133, Accounting for Derivative Instruments and Hedging Activities. The Group believes that the adoption of this standard will have no material impact on its consolidated financial statements.

In May 2003, the Financial Accounting Standards Board issued SFAS No. 150 "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity". This Statement establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. It requires that an issuer classify a financial instrument that is within its scope as a liability (or an asset in some circumstances). Many of those instruments were previously classified as equity. The Group believes that the adoption of this standard will have no material impact on its consolidated financial statements.

RISKS AND CONCENTRATIONS. A description of the Group's major products and its principal markets, as well as exposure to foreign currency risks are provided in
Note 1 "Nature of operations and basis of presentation" and Note 2 "Summary of significant accounting policies".

NOTE 3: ACQUISITIONS AND SHAREHOLDER CONTRIBUTIONS

In 2001 the Company made two share issues: 29,838 ordinary shares were issued in April 2001 and 29,838 preference shares were issued in December 2001. The par value of these shares was 1 Russian rouble. All of the new issued shares were purchased by Telenor for US$60,000. The consideration for these shares was settled on 30 January 2001 through the contribution of the remaining 31% of Combellga valued by the parties at US$24,784, with the remaining amount settled in cash.

The acquisition of 31% of Combellga has been accounted for using the purchase method and the results of operations and earnings previously allocated to minority owners have been included from the date of acquisition. The purchase price has been allocated to the assets acquired and liabilities assumed based on their estimated fair market values. The fair values were determined by independent appraisers based on information available and on assumptions as to future developments. A summary of the assets acquired and liabilities assumed in the acquisition are as follows:

-------------------------------------------------------------------------------

OPEN JOINT STOCK COMPANY COMINCOM
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS                   (CIC GRAPHIC)
(IN THOUSANDS OF US$)

--------------------------------------------------------------------------------

NOTE 3: ACQUISITIONS AND SHAREHOLDER CONTRIBUTIONS (CONTINUED)


ESTIMATED FAIR VALUES                                                                                              2001
---------------------                                                                                      ------------
Assets acquired                                                                                                  26,384
Liabilities assumed                                                                                             (10,350)
Goodwill                                                                                                          2,826
                                                                                                           ------------
VALUE OF INVESTMENT IN COMINCOM SHAREHOLDERS BOOKS                                                               18,860
                                                                                                           ============


NOTE 4: CASH AND CASH EQUIVALENTS

                                                                                     DECEMBER 31,          DECEMBER 31,
                                                                                             2002                  2001
                                                                                     ------------          ------------
Cash at bank, US$                                                                             121                 3,559
Cash at bank, Russian roubles                                                               1,688                   297
Other cash equivalents                                                                        106                    70
                                                                                     ------------          ------------
TOTAL CASH AND CASH EQUIVALENTS                                                             1,915                 3,926
                                                                                     ============          ============


NOTE 5: TAXES AND OTHER RECEIVABLES



                                                                                     DECEMBER 31,          DECEMBER 31,
                                                                                             2002                  2001
                                                                                     ------------          ------------
VAT recoverable                                                                             4,482                 3,251
Prepaid profit tax                                                                          1,050                   634
Other non-trade receivables                                                                   239                   473
                                                                                     ------------          ------------
TOTAL TAXES AND OTHER RECEIVABLES                                                           5,771                 4,358
                                                                                     ============          ============

VAT recoverable relates to input VAT incurred with respect to goods and services purchased and available for offset against future output VAT following the settlement of accounts payable in relation to such goods and services.



NOTE 6: PROPERTY, PLANT AND EQUIPMENT, NET

                                                                                     DECEMBER 31,          DECEMBER 31,
                                                                                             2002                  2001
                                                                                     ------------          ------------
Historical cost                                                                           111,370                83,513
Less: accumulated depreciation                                                            (31,546)              (24,174)
                                                                                     ------------          ------------
Net book value                                                                             79,824                59,339
Construction in progress                                                                    8,609                 9,752
                                                                                     ------------          ------------
PROPERTY, PLANT AND EQUIPMENT, NET                                                         88,433                69,091
                                                                                     ============          ============


Included in property, plant and equipment at 31 December 2002 are capitalised finance leases with a net book value of $6,838 (as at 31 December 2001: $7,218). Accumulated depreciation on those assets amounted to $2,275 and $1,413 at 31 December 2002 and 31 December 2001 respectively.

-------------------------------------------------------------------------------

OPEN JOINT STOCK COMPANY COMINCOM
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS                   (CIC GRAPHIC)
(IN THOUSANDS OF US$)

--------------------------------------------------------------------------------




NOTE 7: GOODWILL AND INTANGIBLE ASSETS

                                                                                     DECEMBER 31,          DECEMBER 31,
                                                                                             2002                  2001
                                                                                     ------------          ------------
COST
Goodwill                                                                                    2,826                 2,826
Customer base                                                                               1,550                 1,550
Numbering capacity                                                                          7,004                 3,938
                                                                                     ------------          ------------
TOTAL COST                                                                                 11,380                 8,314
                                                                                     ============          ============

AMORTISATION
Goodwill                                                                                     (283)                 (283)
Customer base                                                                              (1,388)                 (673)
Numbering capacity                                                                         (1,743)                 (948)
                                                                                     ------------          ------------
TOTAL AMORTISATION                                                                         (3,414)               (1,904)
                                                                                     ------------          ------------
GOODWILL AND OTHER INTANGIBLE ASSETS, NET                                                   7,966                 6,410
                                                                                     ============          ============

Effective 1 January 2002 the Group ceased amortising goodwill and took the net book value of the goodwill at this date as the carrying value. The net income for the year ended 31 December 2001 before amortisation of the goodwill was $3,639.

NOTE 8: SHARE CAPITAL

At 31 December 2002 the total share capital authorised, issued and fully paid, consists of 129,327 ordinary shares, 511 preference shares and 22,379 convertible preference shares (at 31 December 2001: 99,459 and 541 respectively). The nominal value of each class of shares is RR 1 per share. Additional paid-in capital represents the difference between the nominal value of the issued shares and the amounts contributed by the shareholders.

All ordinary shares have equal voting rights. The rights of ordinary shareholders in the event of liquidation are governed by existing legislation. Preference shares have no voting rights except on resolutions regarding the liquidation or reorganisation.

Dividends on preference shares as well as the rights of preference shareholders in the event of liquidation are determined by the Charter documents.

-------------------------------------------------------------------------------

OPEN JOINT STOCK COMPANY COMINCOM
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS                   (CIC GRAPHIC)
(IN THOUSANDS OF US$)

--------------------------------------------------------------------------------

NOTE 9: CAPITAL LEASE OBLIGATIONS

Capital lease obligations are as follows:

LESSOR                                      COST OF ASSETS     COST OF ASSETS
                                               ACQUIRED AT        ACQUIRED AT        LIABILITY AT         LIABILITY AT
                                              DECEMBER 31,       DECEMBER 31,        DECEMBER 31,         DECEMBER 31,
                                                      2002               2001                2002                 2001
                                            --------------     --------------        ------------         ------------
International Moscow Bank -Leasing                   7,749             7,267                2,225                3,750
Financial Technologies Group                         1,364             1,364                   86                  548
                                              ------------       ------------        ------------         ------------
 TOTAL                                               9,113             8,631                2,311                4,298
                                              ============       ===========         ============         ============


Future minimum lease payments:                                                 FOR THE YEAR ENDED   FOR THE YEAR ENDED
                                                                                     DECEMBER 31,         DECEMBER 31,
                                                                                             2002                 2001
                                                                               ------------------   ------------------
2002                                                                                           --                2,654
2003                                                                                        1,743                1,354
2004                                                                                          884                  722
2005                                                                                           97                   79
                                                                               ------------------   ------------------
TOTAL MINIMUM LEASE OBLIGATIONS                                                             2,724                4,809
                                                                               ------------------   ------------------
Interest                                                                                     (413)                (511)
Present value of net minimum obligations                                                    2,311                4,298
Current portion                                                                             1,495                2,178
Long term obligations                                                                         816                2,120
                                                                               ------------------   ------------------
TOTAL FINANCE LEASE PAYABLE                                                                 2,311                4,298
                                                                               ==================   ==================

NOTE 10: SHORT-TERM AND LONG-TERM BORROWINGS

                                                                                     DECEMBER 31,         DECEMBER 31,
                                                                                             2002                 2001
                                                                               ------------------   ------------------
SHORT-TERM BORROWINGS
BANK LOANS
International Moscow Bank; interest of LIBOR plus 3.4%       (1)       (a)                  2,400                   --
International Moscow Bank; interest of LIBOR plus 5.5%       (1)       (b)                    584                1,178
                                                                               ------------------   ------------------
TOTAL BANK LOANS                                                                            2,984                1,178
                                                                               ------------------   ------------------

MGTS promissory note                                                                           --                2,978
Cable and Wireless PLC                                                                         --                  669
Capital lease obligations                                                                   1,495                2,178
                                                                               ------------------   ------------------
TOTAL SHORT-TERM BORROWINGS                                                                 4,479                7,003
                                                                               ------------------   ------------------

LONG-TERM BORROWINGS
BANK LOANS
International Moscow Bank; interest of LIBOR plus 5.5%       (1)       (b)                     --                  583
                                                                               ------------------   ------------------
TOTAL BANK LOANS                                                                               --                  583
                                                                               ------------------   ------------------

MGTS promissory note                                                   (c)                  3,067                   --
Capital lease obligations                                                                     816                2,120
                                                                               ------------------   ------------------
TOTAL LONG-TERM BORROWINGS                                                                  3,883                2,703
                                                                               ==================   ==================

-------------------------------------------------------------------------------

OPEN JOINT STOCK COMPANY COMINCOM
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS                   (CIC GRAPHIC)
(IN THOUSANDS OF US$)

--------------------------------------------------------------------------------


NOTE 10: SHORT-TERM AND LONG-TERM BORROWINGS (CONTINUED)

(1) US$ denominated loans;

Details of significant loan balances are summarised below:



(a) International Moscow Bank

The loan is collateralised by property, plant and equipment with pledge value of $3,644 which does not significantly differ from its carrying value. The maturity of the loan is November 2003.

Under the terms of the agreement there are a number of covenants and restrictions. The significant covenants relate to cross-default provisions, transfer of control over Combellga to another party and sale and / or purchase of assets worth over 25% of the total assets.

The bank also has a right to write-off amounts overdue on the loan from the current account opened with this bank.



(b) International Moscow Bank

25% + 1 common shares of Combellga have been pledged as collateral.


(c) MGTS promissory note.

This is a Russian rouble denominated promissory note with a face value of RR89,764 thousand given by the Company to MGTS in 1999 maturing in April 2002. In 2002 the Company paid to MGTS US$611 in cash and issued a new promissory note for the remaining balance repayable in April 2005. This promissory note is recorded at fair value which is estimated as net present value with an implied interest of 20%.


NOTE 11: REVENUE

                                                                               FOR THE YEAR ENDED    FOR THE YEAR ENDED
                                                                                     DECEMBER 31,          DECEMBER 31,
                                                                                             2002                  2001
                                                                               ------------------    ------------------
ANALYSED BY TYPE:
Local traffic - third party                                                                35,188                26,451
International traffic                                                                      26,513                24,225
Leased lines                                                                                2,491                 2,957
Connection fees                                                                             2,235                 1,134
Internet                                                                                    8,792                 4,897
Sale and rental of equipment                                                                2,680                 1,462
Other                                                                                       6,651                 2,181
                                                                               ------------------    ------------------
TOTAL REVENUE                                                                              84,550                63,307
                                                                               ------------------    ------------------

Revenue - third party                                                                      83,897                63,066
Revenue - related party                                                                       653                   241
                                                                               ==================    ==================
TOTAL REVENUE                                                                              84,550                63,307
                                                                               ==================    ==================

-------------------------------------------------------------------------------

OPEN JOINT STOCK COMPANY COMINCOM
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS                   (CIC GRAPHIC)
(IN THOUSANDS OF US$)

--------------------------------------------------------------------------------



NOTE 12: INCOME TAXES

The Group calculates deferred income taxes in accordance with SFAS No. 109, "Accounting for Income Taxes", applying the specific provisions for foreign companies using the US$ as the reporting currency.

SFAS No. 109 requires deferred income taxes to be computed on non-current assets in local currency by comparing the historic book and tax basis in local currency after respective depreciation but before indexing for either accounting or tax purposes. The local currency deferred income tax balance is then remeasured into US$ using the period-end exchange rate.

Deferred income tax assets and liabilities at December 31, 2002 and December 31, 2001 are as follows:

                                                                                     DECEMBER 31,         DECEMBER 31,
                                                                                             2002                 2001
                                                                                     ------------         ------------
Accounts receivable                                                                            --                  864
Accounts payable                                                                              582                  865
Losses carried forward                                                                        123                  221
Deferred revenue                                                                            1,664                  971
Other assets and liabilities                                                                  562                1,014
                                                                                     ------------         ------------
Deferred income tax assets                                                                  2,931                3,935
                                                                                     ------------         ------------
Property, plant and equipment                                                              (2,054)              (1,586)
Accounts receivables                                                                         (130)                  --
Other assets and liabilities                                                                 (261)                (885)
                                                                                     ------------         ------------
Deferred income tax liabilities                                                            (2,445)              (2,471)
                                                                                     ------------         ------------

NET DEFERRED INCOME TAX ASSET                                                                 486                1,464
                                                                                     ============         ============


A reconciliation between the income tax expense and taxes determined by applying the statutory tax rate to income before income taxes and minority interests is presented below:

                                                                               FOR THE YEAR ENDED   FOR THE YEAR ENDED
                                                                                     DECEMBER 31,         DECEMBER 31,
                                                                                             2002                 2001
                                                                               ------------------   ------------------
Income before income taxes and minority interests                                          16,254                7,868
Statutory income tax rate                                                                      24%                  35%
                                                                               ------------------   ------------------
Theoretical income tax charge at statutory rate                                             3,901                2,754
                                                                               ------------------   ------------------

(Decrease)/increase due to:
  Tax allowances                                                                             (254)              (3,473)
  Non-deductible expenses                                                                   1,257                3,153
  Remeasurement of non-current assets to US$                                                  813                1,348
  Effect of decrease of tax rate from 35% to 24%                                               --                  270
                                                                               ------------------   ------------------
INCOME TAX EXPENSE                                                                          5,717                4,052
                                                                               ==================   ==================

Effective January 1, 2002, the standard rate of income tax payable by companies in the Russian Federation decreased from 35% to 24%. As this tax rate was enacted before December 31, 2001, the effect of the change on deferred tax liabilities at December 31, 2001 of $270 has been recognised in these consolidated financial statements.

-------------------------------------------------------------------------------

OPEN JOINT STOCK COMPANY COMINCOM
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS                   (CIC GRAPHIC)
(IN THOUSANDS OF US$)

--------------------------------------------------------------------------------

NOTE 13: FINANCING INCOME/(COST)

                                                                               FOR THE YEAR ENDED    FOR THE YEAR ENDED
                                                                                     DECEMBER 31,          DECEMBER 31,
                                                                                             2002                  2001
                                                                               ------------------    ------------------
Interest income                                                                                 6                     2
Income from investing activities                                                               81                   106
Interest expense                                                                           (1,864)               (2,399)
Forgiveness of penalties                                                                    2,002                    --
Other                                                                                         103                    94
                                                                               ------------------    ------------------
TOTAL FINANCING INCOME/(COST)                                                                 328                (2,197)
                                                                               ==================    ==================

In accordance with the decree of the Ministry of Finance of the Russian Federation signed on 31 December 2002 the liability of the Group for penalties on a loan from the Ministry of Finance was forgiven and outstanding penalties of US$2,002 were included in 2002 financing income. The principle of the loan and the interest have been settled during the year ended 31 December 2000.

NOTE 14: CASH GENERATED BY OPERATING ACTIVITIES

                                                                                FOR THE YEAR ENDED   FOR THE YEAR ENDED
                                                                                      DECEMBER 31,         DECEMBER 31,
                                                                       NOTES                  2002                 2001
                                                                       -----   ------------------   ------------------
NET INCOME                                                                                 10,221                3,356
ADJUSTMENTS TO RECONCILE NET INCOME TO CASH GENERATED FROM OPERATIONS:
Depreciation and amortisation                                                               9,820                8,613
Loss on disposal of property, plant and equipment                                             728                  614
Change in deferred income taxes                                                             1,108                  307
Foreign exchange gains                                                                       (513)              (1,034)
Bad debt expenses                                                                             704                  672
Minority interests                                                                            316                  460
Gain on  forgiveness of penalties on overdue loan                                          (2,002)                   -
Changes in operating working capital:
  (Increase)/decrease in receivables                                                       (6,018)               1,391
  (Increase) /decrease in advances to suppliers                                               120                  438
  (Increase) /decrease in taxes and other receivables                                      (1,413)              (2,589)
  Increase in inventories                                                                    (183)              (1,074)
  (Increase)/decrease in prepaid expenses and other current assets                           (296)                (232)
  Reduction/(increase) in trade accounts payable                                            5,183               (3,029)
  Reduction/(increase) in accrued liabilities                                               1,978                 (780)
  Reduction in advances received and other current liabilities                                911                3,232
  Increase/(reduction) in income and other taxes                                            1,023                 (569)
  Increase/(reduction) in deferred revenue and costs                                        2,383                1,527
                                                                               ------------------   ------------------
CASH GENERATED BY OPERATING ACTIVITIES                                                     24,070               11,303
                                                                               ==================   ==================


NOTE 15: RELATED PARTY TRANSACTIONS

Related party transactions are disclosed on the face of each primary consolidated financial statement. Such transactions primarily comprise provision of telecommunication services and payments for provision of personnel to Telenor, the principle shareholder of the Group. All transactions are executed on the arms-length basis.

-------------------------------------------------------------------------------

OPEN JOINT STOCK COMPANY COMINCOM
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS                   (CIC GRAPHIC)
(IN THOUSANDS OF US$)

--------------------------------------------------------------------------------

NOTE 16: COMMITMENTS AND CONTINGENCIES

CAPITAL COMMITMENTS. The Group is engaged in construction of telecommunication network and equipment purchase programs currently estimated to amount to $1 165 (December 31, 2001: $5 077). These programs are subject to periodic reviews and actual construction costs may vary from these estimates for many reasons including, but not limited to, general business conditions; environmental regulations; exchange rate fluctuations; the cost and efficiency of construction labour, equipment and materials; and the availability and cost of capital. At December 31, 2002 no significant purchase commitments or contracts were outstanding in connection with such construction programs.

OPERATING ENVIRONMENT. Whilst there have been improvements in the economic situation in the Russian Federation in recent years, the country continues to display some characteristics of an emerging market. These characteristics include, but are not limited to, the existence of a currency that is not freely convertible in most countries outside of the Russian Federation, restrictive currency controls, and relatively high inflation.

The prospects for future economic stability are largely dependent upon the effectiveness of economic measures undertaken by the governments, together with legal, regulatory, and political developments.

TAXATION. Russian tax, currency and customs legislation is subject to varying interpretations and changes, occurring frequently. Furthermore, the interpretation of such legislation by the authorities as applied to the transactions and activity of the Group may not coincide with that of management. As a result, such authorities may challenge certain transactions. The periods remain open to review by the tax and customs authorities with respect to tax payments for three years.

REGULATORY AND TARIFF POLICY. The telecommunications industry is continuing to undergo significant restructuring and reform and the future direction and effects of such reforms are unknown at this time. Potential reforms in tariff setting policies and the restructuring of the sector could have significant effects on the operations of the Group. On 18 June 2003 the government of the Russian Federation issued a new Law on Telecommunications. The management of the Group is currently accessing the impact of this law on the operations of the Group.


NOTE 17: SUBSEQUENT EVENTS

In June 2003 Telenor has completed the acquisition of the remaining 25% shares of the Company. One of the conditions of this transaction was that the shareholders waived the 2002 dividends.